UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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New Horizons Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of the Meeting

[NEW HORIZONS LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD                       , 2007

To Our Stockholders:

The 2007 annual meeting of stockholders of New Horizons Worldwide, Inc. will be held at                          on                 , 2007, beginning at         a.m. local time. At the meeting, you will be asked to act on the following matters:

(1)           Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock to 32,000,000 shares, of which 30,000,000 shares shall be common stock and 2,000,000 shares shall be preferred stock;

(2)           Approval of an amendment to our Restated Certificate of Incorporation to eliminate the multiple classes of directors on our Board of Directors so that all directors will be elected annually;

(3)           Election of nine directors, four of whom shall be elected by the stockholders generally, three of whom shall be elected by the holders of our Series B Convertible Preferred Stock and two of whom shall be elected by the holders of our Series C Convertible Preferred Stock;

(4)           Approval of adoption of our 2007 Omnibus Equity Compensation Plan;

(5)           Ratification of our Audit Committee’s appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent accountants for our fiscal year ending December 31, 2007; and

(6)           Any other matters that properly come before the meeting.

All holders of record of shares of New Horizons’ common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock at the close of business on                       , 2007 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE EITHER BY MAIL BY COMPLETING THE PROXY CARD AND RETURNING IT OR BY TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE PROXY CARD SENT TO YOU.

BY ORDER OF THE BOARD OF DIRECTORS,

Gregory E. Marsella
Secretary
, 2007
Anaheim, California

[NEW HORIZONS LOGO]

1900 S. STATE COLLEGE BLVD., SUITE 650

ANAHEIM, CALIFORNIA 92806

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of New Horizons Worldwide, Inc. (“New Horizons Worldwide” or the “Company”) to be held on                          , 2007, beginning at                a.m. local time, at                          and any postponements or adjournments thereof.  New Horizons Worldwide first mailed these proxy materials to stockholders on or about                         , 2007.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting and any other matters that properly come before the meeting. In addition, the management team will report on the recent performance of New Horizons Worldwide and respond to questions from stockholders.

Who can vote at the meeting?

All stockholders of record at the close of business on                       , 2007, or the “record date,” are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting.

What are the voting rights of the holders of our outstanding common stock and preferred stock?

Holders of our common stock will vote on all matters to be acted upon at the Annual Meeting. Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

Holders of our two outstanding series of preferred stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, are entitled to vote together with the common stock, as a single class, on each matter submitted to stockholders.  Holder of shares of the Series B and Series C Preferred Stock are entitled to a number of votes equal to the number of full shares of common stock into which such preferred shares are convertible, as of the record date.

With respect to the election of nine directors, four directors shall be elected by the stockholders generally, three shall be elected by the holders of our Series B Convertible Preferred Stock and two shall be elected by the holders of our Series C Convertible Preferred Stock.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

How do I vote?

You may attend the Annual Meeting and vote in person. Alternatively, you may vote your shares by proxy by:

•                  mail, or

•                  telephone

To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided for receipt by us prior to                      , 2007 (proxy cards received after 11:59 p.m.,                        , 2007 will not be counted). The enclosed proxy card contains instructions for telephone voting, which is available to stockholders 24 hours a day, seven days a week until 10:00 a.m.,                       time on                     , 2007.

Please note that if your shares are held in “street name,” you must check the proxy card or contact your broker or nominee to determine if you will be able to vote by telephone. If you want to vote in person at the Annual Meeting and you hold New Horizons Worldwide common stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Annual Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date.

Please also note that by casting your vote by proxy in any of the ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential except in certain circumstances where it is important to protect the interests of New Horizons Worldwide and its stockholders.

What if I do not indicate my preference on the proxy card?

If you return a proxy card but do not indicate how you would like your shares to be voted with respect to a particular proposal, your shares will be voted FOR the election of those nominees included in the nominated slate of directors for whom you are entitled to vote. As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by the Board of Directors. If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of New Horizons Worldwide either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

What constitutes a quorum?

As of the record date, New Horizons Worldwide had                          shares of its common stock outstanding, and the Series B and Series C Preferred Stock were convertible into an aggregate of                  shares of common stock.  This equals an aggregate of                   votes that are entitled to be cast at the Annual Meeting.  The presence at the Annual Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all stockholders are entitled to cast as of the record date, or                      votes, will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of a quorum.

What are the recommendations of the Board of Directors?

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote

•        FOR approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock to 32,000,000 shares, of which 30,000,000 shares shall be common stock and 2,000,000 shares shall be preferred stock;

•        FOR approval of an amendment to our Restated Certificate of Incorporation to eliminate the multiple classes of directors on our Board of Directors so that all directors will be elected annually;

•        FOR the election of the nominated slate of directors;

•        FOR ratification of our Audit Committee’s appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent accountants for our fiscal year ending December 31, 2007; and

•        FOR adoption of the Company’s 2007 Omnibus Equity Compensation Plan.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting. If the Board of Directors gives no recommendation on any such matter, the proxy holders will vote in their own discretion.

What vote is required to approve each proposal?

Proposal to Increase the Number of Authorized Shares of our Capital Stock

The affirmative vote of a majority of all of the shares entitled to vote on this matter will be required for approval.

Proposal to Eliminate Multiple Classes of Directors

Our Restated Certificate of Incorporation provides that no amendment to the Restated Certificate of Incorporation that would amend, alter, repeal or change the effect of, among others, Article V (which establishes the multiple classes of directors) without the affirmative vote of at least 66 and 2/3% of all of the shares entitled to vote on these matters, and provides further that any such approval must receive at least 51% of the votes of all of the shares entitled to vote and that are NOT owned by a Related Person or an affiliate or associate of a Related Person.  A “Related Person” is defined by our Restated Certificate of Incorporation to mean any individual, corporation, partnership or other person or entity which, together with its “affiliates” and “associates,” “beneficially” owns (as those terms are defined in the Securities Exchange Act of 1934 and in the rules thereunder), in the aggregate, 15% or more of the outstanding shares entitled to vote in the election of directors, and any “affiliate” or “associate” of any such individual, corporation, partnership or other person or entity.

Election of Directors

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Thus, within each grouping of directors (i.e., four to be elected by the stockholders generally, three to be elected by the holders of our Series B Convertible Preferred Stock and two to be elected by the holders of our Series B Convertible Preferred Stock) the four, three and two candidates, respectively, with the most affirmative votes will be elected at the Annual Meeting.

Adoption of the Company’s 2007 Omnibus Equity Compensation Plan and Ratification of our Audit Committee’s Appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval.

How are abstentions counted?

A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum.  However, under Delaware law, a proxy marked “ABSTAIN” is not considered a vote cast.

Accordingly, an abstention will have the effect of:

a vote against the proposals to increase the number of authorized shares of our capital stock and to eliminate multiple classes of directors; and

no effect on the proposals regarding the election of directors, adoption of the Company’s 2007 Omnibus Equity Compensation Plan and ratification of our Audit Committee’s appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP.

What is a “broker non-vote”?

Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.  Brokers normally have discretion to vote on “routine matters,” such as director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as amendments to charter document and adoptions of equity incentive plans.

How are broker non-votes counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. A broker non-vote will not affect the outcome of any proposal in this proxy statement.

Accordingly, a broker non vote will have the effect of:

a vote against the proposals to increase the number of authorized shares of our capital stock and to eliminate multiple classes of directors; and

no effect on the proposals regarding the election of directors, adoption of the Company’s 2007 Omnibus Equity Compensation Plan and ratification of our Audit Committee’s appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP.

Who conducts the proxy solicitation and how much will it cost?

New Horizons Worldwide is soliciting the proxies and will bear the cost of the solicitation. New Horizons Worldwide may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile, Internet or other means of electronic transmission. New Horizons Worldwide will also, if asked, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our capital stock.

Proposal No. 1 - APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 32,000,000 SHARES, OF WHICH 30,000,000 ShARES SHALL BE COMMON STOCK

Overview

On July 3, 2007, the Board of Directors unanimously approved an amendment to our Restated Certificate of Incorporation which would increase the number of authorized shares of capital stock, common stock, par value $0.01 per share, to 32,000,000 shares, of which 30,000,000 would be common stock.

As of                   , 2007, we were authorized to issue up to 22,000,000 shares of capital stock, consisting of up to 20,000,000 of common stock and up to 2,000,000 of preferred stock.  Of these authorized shares,                      preferred shares and                     common shares were issued and outstanding as of                     , 2007. As of that same date, approximately                     shares were reserved for issuance upon exercise or conversion of warrants, convertible notes, as well as under our compensation and benefit plans.

On July 3, 2007, the Company completed a $4,000,000 convertible preferred stock financing with private investors, pursuant to which it issued 172,043 shares of Series C Preferred Stock with an initial dividend rate of 4% and a liquidation preference of $23.25 plus accrued and unpaid dividends.  These shares of Series C Preferred Stock are convertible into 5,333,333 shares of the Company’s common stock.   In conjunction with this financing, the Company issued 1,066,667 warrants to purchase the Company’s common stock at $0.75 per share.  These warrants may be cancelled in the event of a predetermined increase in the market price of the Company’s common stock.  The Financing also triggered the anti-dilution provisions of the Company’s Series B Convertible Preferred Stock and caused the conversion price of the 174,693 outstanding shares of Series B Preferred Stock to be reduced from $1.80 to $1.54 and the conversion rate to be increased from 20.8333 to 24.3506.  As a result, the number of shares of common stock into which the Series B Preferred Stockholders may convert their shares of Series B Preferred Stock increased from 3,639,432 to 4,253,879.

In order to issue the shares of common stock issuable upon conversion of the series B and Series C Preferred Stock, the Company would need to have more authorized shares of common stock available pursuant to its Restated Certificate of Incorporation.  That is a primary purpose of the amendment to the Restated Certificate of Incorporation that is that subject of this Proposal No. 1.  In addition, the Board of Directors believes that the proposed increase in the number of authorized shares of common stock would accommodate any future stock splits, acquisitions, financings and other corporate purposes.

In the future, should our stock be listed on an exchange, we may become subject to restrictions under the rules of such exchange on our ability to issue additional shares of common stock in some situations. For example, The Nasdaq Global Market requires that listed companies obtain stockholder approval before issuing their common stock in certain circumstances, including when the number of shares to be issued would equal or exceed 19.99% of the voting power outstanding. There are numerous other situations, however, where we can issue shares of common stock without seeking the approval of the stockholders. The issuance of additional shares of common stock, other than in connection with a stock split, could have a dilutive effect on your ownership of the Company. Stockholders do not have preemptive rights. Additionally, the issuance of shares in certain instances may have the effect of forestalling a merger, tender offer, proxy contest, assumption of control by a holder of a large block of the Company’s stock or the removal of its incumbent management. The Board of Directors does not intend or view the increase in authorized common stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

Annex Relating to Proposal No. 1

The form of the proposed amendment to the Company’s Restated Certificate of Incorporation is attached to this proxy statement as Annex 1.

No Dissenters Rights

No dissenters rights are available under the Delaware General Corporation Law or under our Restated Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 1.

Votes Required for Approval of Proposal No. 1

The affirmative vote of a majority of all of the shares entitled to vote on this matter will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum, and will have the effect of a vote against the approval of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 32,000,000 SHARES, OF WHICH 30,000,000 SHARES WOULD BE COMMON STOCK.

PROPOSAL NO. 2 - APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE MULTIPLE CLASSES OF DIRECTORS ON OUR BOARD OF DIRECTORS SO THAT ALL DIRECTORS WILL BE ELECTED ANNUALLY

Overview

Article V of the Company’s Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes, with each class being elected every three years, and contains provisions relating to such classification concerning the filling of director vacancies and the removal of Directors. The Board of Directors has determined that the Restated Certificate of Incorporation should be amended to repeal these provisions of Article V and has unanimously adopted a resolution approving the amendment, declaring its advisability and recommending such amendment to our stockholders.

If the proposed amendment is approved by our stockholders, the classified Board of Directors will be eliminated, the current term of office of each director will end at the 2007 Annual Meeting of Stockholders, and directors will thereafter be elected for one-year terms at each Annual Meeting of Stockholders. Furthermore, any director chosen as a result of the newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Stockholders.

A classified board of directors has the effect of making it more difficult for a substantial stockholder to gain control of a board of directors without the approval or cooperation of incumbent directors and therefore may deter unfriendly and unsolicited takeover proposals and proxy contests. A classified board of directors also makes it more difficult for shareholders to change a majority of directors even where a majority of shareholders are dissatisfied with the performance of incumbent directors.  Many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing these policies.

The Board of Directors examined the arguments for and against continuation of the classified board, in light of the size and financial strength of the Company, listened to the views of some of its stockholders, and determined that the classified board should be eliminated. The Board of Directors believes that all directors should be equally accountable at all times for the Company’s performance and that the will of the majority of stockholders should not be impeded by a classified board of directors.

The proposed amendment will allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board of Directors’ membership and our policies and long-term strategic planning should not be affected.

Annex Relating to Proposal No. 2.

The form of an amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Annex 2.

No Dissenters Rights

No dissenters rights are available under the Delaware General Corporation Law or under our Restated Certificate of Incorporation or bylaws to any stockholder who dissents from this Proposal No. 2.

Votes Required for Approval of Proposal No. 2

The affirmative vote of at least 66 and 2/3% of all of the shares entitled to vote, and at least 51% of the votes of all of the shares entitled to vote and that are NOT owned by a Related Person or an affiliate or associate of a Related Person, will be required for approval.  A “Related Person” is defined by our Restated Certificate of Incorporation to mean any individual, corporation, partnership or other person or entity which, together with its “affiliates” and “associates,” “beneficially” owns (as those terms are defined in the Securities Exchange Act of 1934 and in the rules thereunder), in the aggregate, 15% or more of the outstanding shares entitled to vote in the election of directors, and any “affiliate” or “associate” of any such individual, corporation, partnership or other person or entity.

A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum, and will have the effect of a vote against the approval of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” AN AMENDMENT TO ELIMINATE THE MULTIPLE CLASSES OF DIRECTORS ON OUR BOARD OF DIRECTORS SO THAT ALL DIRECTORS WILL BE ELECTED ANNUALLY.

PROPOSAL NO. 3 — ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes, with classes to contain the most equal number of director possible.  Each class has a three-year term, expiring in successive years.  However, if you approve our proposal to eliminate the classification of the Board of Directors, as more fully described in Proposal No. 2 of this Proxy Statement, then the term of all directors, including those elected at the 2007 Annual Meeting, will end at the 2008 Annual Meeting of Stockholders, and all directors will thereafter be elected for one-year terms.

Three of the directors are elected solely by the holders of our Series B Convertible Preferred Stock and two are elected solely by the holders of our Series C Convertible Preferred Stock.  The remaining four directors are elected by the stockholders generally.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the nine nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

The Board of Directors has proposed the following nominees for election as directors with terms expiring as set forth in the table below.  However, if our proposal to eliminate the classification of the Board of Directors and to make related amendments to the Restated Certificate of Incorporation is approved, then all nine nominees, if elected, would be elected for a term ending at the 2008 Annual Meeting of Stockholders.

Each nominee elected as a Director will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

		Nominee For:
Name	Age	Class	Term Expiring

Curtis Lee Smith, Jr.	79		20

Mark A. Miller	59		20

Alwaleed Aldryaan(1)	47		20

William H. Heller	68		20

Donald W. Hughes(1)	56		20

Andrew Jacob(2)	54		20

Robert Orley(2)	51		20

Richard L. Osborne	69		20

David L. Warnock(1)	49		20

(1)           To be voted upon solely by holders of the Series B Convertible Preferred Stock.

(2)           To be voted upon solely by holders of the Series C Convertible Preferred Stock.

Each of the nominees has consented to serve for the term indicated above. If any of them become unavailable to serve as a director prior to the end of their current term, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

The Board of Directors Recommends That You Vote “FOR” Each of the Following Director Nominees, All of Whom Except Messrs. Jacob and Orley are Incumbent Directors:

Curtis Lee Smith, Jr. has served as the Company’s Chairman of the Board and as a Director since July 1986, and had the additional titles and duties of President from August 1989 through July 1992 and Chief Executive Officer from July 1986 to August 1999.  Mr. Smith served as President of National Copper & Smelting Co., a Cleveland, Ohio-based manufacturer and distributor of copper products, from 1962 to 1985, and as President of NCS Holdings Corporation, a Cleveland, Ohio-based holding company which operated a copper tubing importing and fabricating business, from 1985 to 1988.

Mark A. Miller has served as President and Chief Executive Officer of the Company since July 2006.  From 2000 to 2006, Mr. Miller served as Group Executive Vice President for the Americas for Right Management Consultants, Inc., a career transition and organizational consulting services provider, where he was responsible for business in North and Latin America.  Prior to joining Right Management Consultants, Inc., Mr. Miller served as Chairman and CEO of Signature Care Networks from 1994 to 2000, a consolidated surgical practice management company that he co-founded.  From 1988 through 1994, Mr. Miller held a number of executive positions at Nutri/System, a consumer weight loss business. Prior to joining Nutri/System, Mr. Miller served as a division manager for PepsiCo.

Alwaleed Aldryaan was elected to the Company’s Board of Directors in July 2006.  Mr. Aldryaan serves as President of Alkhaleej Training and Education Corporation, or Alkhaleej.  He served in various computer operations positions with the Saudi government until 1993, when he and four other individuals formed Alkhaleej.  Alkhaleej became a New Horizons franchisee in 1994 and now operates 32 centers in Saudi Arabia and sub-franchises 11 others in the region.  Mr. Aldryaan graduated from the University of Wisconsin with a B.A. degree in 1983 and with a M. S. degree in electrical engineering in 1985.

William H. Heller was formerly a partner with the public accounting firm of KPMG Peat Marwick LLP from February 1971 until December 1991, and currently manages his own asset management firm, William H. Heller & Associates.  He was elected as a director on July 1, 1992.  Mr. Heller also serves as a director of Ohio Savings Financial Corporation, a Cleveland, Ohio-based savings and loan holding company.  Mr. Heller has served as a member of the Company’s Audit Committee and Compensation Committee during the term of his directorship.  He is currently Chairman of the Audit Committee.

Donald W. Hughes was elected to the Company’s Board of Directors in July 2006.  Mr. Hughes is a Managing Member and the Chief Financial Officer of Camden Partners Holdings, LLC.  He is also a principal of Cahill Warnock & Company, LLC where he holds similar positions.  Prior to joining Camden Partners in 1997, Mr. Hughes served as Chief Financial Officer of Capstone Pharmacy Services, Inc., a public, small-cap institutional pharmacy services provider from December 1995.  He previously spent 11 years as Executive Vice President and Chief Financial Officer of Broventure Company, Inc., a closely-held investment company and 12 years in the audit division of Arthur Andersen LLP.  Mr. Hughes has served on the boards of several public and private companies and presently serves on the Board of Questar Assessment, Inc.  Mr. Hughes also serves on the Board of The Maryland Food Bank.  Mr. Hughes received a B.A. degree from Lycoming College, an M.S.F. degree from Loyola College in Maryland and is a Certified Public Accountant.

Arnold M. Jacob, who has been nominated for service on the Company’s Board of Directors for the first time, is a principal of ATMF Realty and Equity Corporation in Bloomfield Hills, Michigan, a company that invests in real estate and business ventures.  In addition to developing some five million square feet of commercial real estate, ATMF and its affiliates own interests in businesses including companies that distribute garden and seed products, manufacture ice cream making equipment, operate inner-city movie theaters, manufacture sausage for major grocery chains and publish weekly newspapers.  Through an affiliate, ATMF Renewable Energy, LLC, the company has recently invested in NextDiesel™, a biodiesel producer in Adrian, Michigan.  Mr. Jacob received his undergraduate business degree, MBA and Juris Doctor degree from the University of Michigan.

Robert H. Orley, who has been nominated for service on the Company’s Board of Directors for the first time, is Vice President and a director of Real Estate Interests Group, Inc. in Bloomfield Hills, Michigan.  Real Estate Interests Group, Inc. is a real estate development and management company.  Mr. Orley received his undergraduate business degree from the University of Michigan, the degree of Juris Doctor from Detroit College of Law and has received a Masters of Law in Taxation from Boston University.  Mr. Orley also serves as a director of Mackinac Financial Corporation, a bank holding company, is Chairman and CEO of RheTech, Inc, a plastics compounder and a founding Board Member of Telemus Capital Partners, a financial advisory and private equity firm. of Michigan.

Richard L. Osborne was elected to the Company’s Board of Directors in January 1989.  Currently a Professor of Management Practice, he served as the Executive Dean of the Weatherhead School of Management, Case Western Reserve University, Cleveland, Ohio, from 1971 to 1999.  Mr. Osborne serves on the Board of Directors of AmTrust Financial Corp, a Cleveland, Ohio based bank holding company, and Myers Industries, Inc., an Akron, Ohio-based manufacturer of plastic and rubber parts for the automotive and other industries.  Mr. Osborne has served as a member of the Company’s Compensation Committee, Audit Committee and Governance Committee during the term of his directorship.  He is currently Chairman of the Governance Committee.

David L. Warnock was elected to the Company’s Board of Directors in February 2005.  Mr. Warnock is a founding member of Camden Partners Holdings, LLC (and its predecessor Cahill, Warnock & Company, LLC) an asset management firm established to make private equity investments.  Prior to founding Camden Partners Holdings, LLC in 1995, Mr. Warnock had been employed from 1983 through 1995 at T. Rowe Price Associates.  He was the President of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II, private equity partnerships.  Mr. Warnock was also an Executive Vice President of the T. Rowe Price New Horizons Fund.  Mr. Warnock serves on the boards of directors of Nobel Learning Communities, Inc. and Questar Assessment, Inc.  Mr. Warnock is Chairman of the boards of directors of Calvert Education Services and the Center for Fathers, Families and Workforce Development.  He is also on the board of directors of the National Alliance to End Homelessness and the Calvert School.  Mr. Warnock earned a B.A. degree from the University of Delaware and an M.S. (in Finance) from the University of Wisconsin.  He is a Chartered Financial Analyst.

Executive Officers

The following table sets forth the name, age, and position of each person who was serving as an executive officer as of                  , 2007.

Name	Age	Position

Mark A. Miller	59	President, Chief Executive Officer and Director

Charles J. Mallon	50	Executive Vice President and Chief Financial Officer

Timothy A. Kleczka	46	Senior Vice President of Operations

Gregory E. Marsella	44	Vice President, General Counsel and Secretary

Howard H. Mark	49	Senior Vice President and Chief Information Officer

Set forth below is biographical information about each of our executive officers, except for Mr. Miller, whose biographical information is provided above.  The executive officers are elected or appointed by our Board of Directors to serve until election or appointment and qualification of their successors or their earlier death, resignation or removal.

Charles J. Mallon joined the Company in February 2007 as Executive Vice President of Finance and Administration.  From October 1996 through November 2006, Mr. Mallon was with Right Management

Consultants, where he served as Senior Vice President of Financial Operations until September 2006 when he was promoted to the role of Executive Vice President & Chief Financial Officer.  Right is a global provider of career transition and organizational consulting services.  From October 1990 through October 1996, Mr. Mallon served as Senior Vice President & Chief Financial Officer of ACS Enterprises, Inc., or ACS, a publicly traded wireless cable television provider.  Prior to ACS, Mr. Mallon spent twelve years with Ernst & Young where he progressed to senior audit manager.

Timothy A. Kleczka has been with the Company since 1994. He was promoted to Senior Vice President of Operations (Worldwide) in November 2006.  Prior to his recent promotion he served as Senior Vice President of our subsidiary New Horizons Computer Learning Centers EMEA, LLC, or EMEA.  He joined EMEA in 1998 as Director of Franchise Support and was promoted to Vice President of New Horizons and Vice President of EMEA in 1999.  Prior to that, Mr. Kleczka served as the General Manager of New Horizons Auckland, New Zealand from 1996 to 1998.  He started his career with New Horizons at the company’s original location in Santa Ana, California from 1994 to 1996, where he served as Vice President of Sales and Marketing.  Mr. Kleczka is a United States Marine Corps veteran, a graduate of the Naval Air Traffic Control Academy, Memphis, Tennessee and a Certified Franchise Executive (CFE).

Gregory E. Marsella joined the Company in October 2004 as Vice President, Assistant Secretary and General Counsel.  From 2002 to October 2004, Mr. Marsella was Vice President, Secretary and General Counsel to JCM Engineering Corp., or JCM, a manufacturer of precision machine components for the aerospace and defense industries, located in Ontario, California.  Prior to joining JCM, Mr. Marsella served as Vice President and Assistant General Counsel, from 1999 to 2002, for FRD Acquisition Corp., the parent company for Coco’s Restaurants, Carrows Restaurants and EI Pollo Loco, located in Irvine, California.  Mr. Marsella is a member of the California State Bar, received his Juris Doctor from Loyola Law School and his Bachelor in Arts degree from the University of California at Los Angeles.

Howard H. Mark joined the Company as Senior Vice President and Chief Information Offer in June 2007.  From January 22, 2007 through June 18, 2007 Mr. Mark was with Carpathia Corporation, a provider of staffing and accounting services, where he served as Chief Information Officer.  From October 1997 through November 1999 and then again from November 2000 through July 2006 Mr. Mark was with Right Management Consultants, first as Senior Vice President and CIO and then as Executive Vice President, e-Business and Chief Information Officer.  Right is a global provider of career transition and organizational consulting services.  From November 1999 to October 2000 Mr. Mark served as CIO with Alliance Consulting, a provider of technology consulting services.

Board of Directors and Committee MEETINGS

There are no family relationships among New Horizon’s officers and directors.

During the fiscal year ended December 31, 2006, the Board of Directors held a total of seven meetings. Each member of the Board of Directors attended more than 75% of the meetings of the Board of Directors and of the committees of which he was a member.

The following directors are independent within the meaning of NASDAQ Rule 4200(a)(15): William H. Heller and Richard L. Osborne.  The remaining directors would not be considered “independent” under such listing standards for various reasons.  Though the majority of the Company’s Board of Directors is not composed of “independent” directors, the majority of its Board of Directors is composed of non-management directors.  The non-management directors reasonably believe that they are able to provide independent judgment on behalf of the Company.

The Board of Directors has constituted a Governance Committee, a Compensation Committee, an Audit Committee and a Products and Services Committee.

The Governance Committee met on three occasions in 2006 and operates under a charter approved by the Board of Directors.  The Governance Committee is responsible for (i) identifying individuals qualified to become directors and selecting director nominees or recommending nominees to the Board of Directors for nomination; (ii) recommending nominees for appointment to committees of the Board of Directors; (iii) developing and recommending charters of committees of the Board of Directors; and (iv) overseeing the corporate governance of New Horizons and, as deemed necessary or desirable from time to time, developing and recommending corporate governance policies to the Board of Directors. The Governance Committee currently consists of Richard L. Osborne (Chairman), Curtis Lee Smith, Jr. and Alwaleed Aldryaan.  A copy of the charter of the Governance Committee is posted and available on the Corporate Governance link of the “About Us” section of the New Horizon’s website, www.newhorizons.com.  Information on our website is not incorporated by reference in this report.

The Compensation Committee met on four occasions in 2006 and operates under a charter approved by the Board of Directors, and is responsible for (i) determining or recommending to the Board of Directors the compensation of the Chief Executive Officer and each other executive officer or any other officer who reports directly to the Chief Executive Officer based on the performance of each officer; (ii) making recommendations to the Board of Directors regarding stock option and purchase plans and other equity compensation arrangements; and (iii) preparing reports regarding executive compensation for disclosure in New Horizons proxy statements or as otherwise required by applicable laws. The Compensation Committee currently consists of David L. Warnock (Chairman), Curtis Lee Smith, Jr. and Richard L. Osborne, none of whom is a member of Company management.  A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the “About Us” section of the New Horizon’s website, www.newhorizons.com.  Information on our website is not incorporated by reference in this report.

The Audit Committee operates under a charter approved by the Board of Directors. The Audit Committee’s primary responsibilities are to (i) oversee New Horizons accounting and financial reporting policies, processes, practices and internal controls; (ii) appoint, compensate and oversee the independent registered public accounting firm; (iii) review the quality and objectivity of New Horizons independent audit and financial statements; and (iv) act as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee currently consists of William H. Heller (Chairman), Donald W. Hughes and Andrew Jacob and met on seven occasions in 2006. Though only Mr. Heller technically meets the definition of “independence” under the Sarbanes-Oxley Act, the Board of Directors of the Company has determined that no member of the Audit Committee has a relationship with the Company that is reasonably likely to interfere with the Audit Committee’s ability to perform its functions.  The Board of Directors believes that each member of the Audit Committee is financially literate, and is qualified to serve on the Audit Committee.  The Board of Directors further believes that Mr. Hughes qualifies as a “financial expert” on the basis of his business background and experience as he is a Certified Public Accountant and has served as the chief financial officer of several companies including his current employer, Camden Partners.  The Board of Directors has also determined that Mr. Hughes will be able to exercise independent judgment and to perform his Audit Committee responsibilities in a fair and impartial manner.   Accordingly, the Board of Directors has determined that the best interests of the Company require that Mr. Hughes remain as a member of the Audit Committee and be deemed to be the Audit Committee’s financial expert. A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the “About Us” section of the New Horizons website, www.newhorizons.com. Information on our website is not incorporated by reference in this report.

The Products and Services Committee was formed on December 11, 2006, met on one occasion in 2006 and operates under a charter approved by the Board of Directors.  The Products and Services Committee is responsible for (i) evaluating existing and future products and services available to the Company, its customers and its franchisees, (ii) identifying opportunities either through implementing existing ideas and/or products or acquiring new products, (iii) working with the Company’s Franchise Advisory Council and selected franchisees to create added value to the franchise network, (iv) creating strategic partnerships with the major IT vendors, (v) working with senior management and the Company’s products department to develop policies and procedures governing the implementation of new products, (vi) evaluating periodic reports from the Company’s products department regarding new products and services, and (vii) advising the Board of Directors regarding the major products and services being reviewed and implemented.  The Products and Services Committee consists of Alwaleed Aldryaan (Chairman), David L. Warnock, Robert Orley and Mark A. Miller.  Shane Kim, an employee of Camden Partners Holdings, LLC, is typically invited to participate in the Products and Services Committee’s deliberations as an observer.

PROPOSAL NO. 5 – ADOPTION OF

THE COMPANY’S 2007 OMNIBUS EQUITY COMPENSATION PLAN

On August 24, 2007, the Board of Directors adopted, subject to stockholder approval at the 2007 Annual Meeting, the New Horizons Worldwide, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”).  The Board of Directors has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the 2007 Annual Meeting. Also, stockholder approval is being sought (i) so that the compensation attributable to grants under the Plan may qualify for an exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code (the “Code”) (see discussion of Section 162(m) under the section entitled “Federal Income Tax Consequences” beginning on page 19 of this proxy statement) and (ii) in order for incentive stock options to meet the requirements of the Code.

The Plan is intended to replace our existing Omnibus Equity Plan (the “Existing Plan”), which terminates by its terms on March 20, 2008.  As of June 30, 2007, there were outstanding options to purchase 1,871,966 shares under the Existing Plan.  In addition, there were 378,034 shares available for issuance under the Existing Plan for future grants.

The Board of Directors believes that the approval of the Plan by our stockholders will further our compensation structure and strategy by providing us with the ability to grant different forms of equity awards, as well as increase the pool of shares of our common stock available for grant.  Our ability to attract, retain and motivate top quality employees, non-employee directors, and consultants is material to our success, and the Board of Directors has concluded that this would be enhanced by our ability to make grants under the Plan.  In addition, the Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can offer our employees, non-employee directors, and consultants the opportunity to acquire or increase their proprietary interests in us.

The material terms of the Plan are summarized below.  This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made, which is attached to this proxy as Annex 3.

Material Features of the Plan

General.  The Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”), (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) performance shares, (vi) stock awards, and (vii) other stock-based awards.

Subject to adjustment in certain circumstances as described below, the aggregate number of shares of common stock that may be issued or transferred under the Plan is 2,000,000 shares.  If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged, or surrendered without having been exercised or if any stock awards, stock units, performance shares, or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants which have not been issued will become available again for purposes of the Plan.  To the extent any grants are paid in cash, and not in shares of common stock any shares reserved for issuance pursuant to such grants will again be available for grant under the Plan.  To the extent SARs are exercised under the Plan, the total number of shares of common stock subject to the exercised portion of the SAR will count against the number of shares reserved for issuance under the Plan if shares of common stock are paid out upon exercise of the SAR.

The Plan provides that the maximum aggregate number of shares of common stock that may be made with respect to grants to any individual during any fiscal year is 500,000 shares, subject to adjustment as described below.

If approved by the stockholders, the Plan will become effective on August 24, 2007.

Administration. The Plan is administered and interpreted by our Compensation Committee.  The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the possible acceleration of exercisability upon death, disability, retirement or a change in control, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for grants under the Plan, and (vi) deal with any other matters arising under the Plan.  The determinations of the Compensation Committee are made in its sole discretion and are final, binding, and conclusive.  The Compensation Committee presently consists of David L. Warnock (Chairman), Curtis Lee Smith, Jr. and Richard L. Osborne, each of whom is a non-employee director. Day-to-day administrative functions of the Plan may be performed by our employees, as approved by the Compensation Committee.

Eligibility for Participation. All of our employees (including officers and members of the Board of Directors) and the employees of our subsidiaries are eligible for grants under the Plan.  Our non-employee directors, including non-employee directors of our subsidiaries, are also eligible to receive grants under the Plan.  All of our consultants, including consultants of our subsidiaries, are also eligible to receive grants under the Plan.  As of June 30, 2007, approximately 235 employees and eight non-employee directors will be eligible to receive grants under the Plan.

Types of Awards

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), so-called “nonqualified stock options” that are not intended to so qualify (“NQSOs”), or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs.  Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Plan will be equal to or greater than the fair market value of the underlying shares of common stock on the date of grant; however, if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock or any of our subsidiaries, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant.  To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee determines the term of each option, provided, however, that the term may not exceed ten years from the date of grant and, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock or any of our subsidiaries, the term for such person may not exceed five years from the date of grant.  The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant letter.  Options may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee.  A participant may exercise an option by delivering notice of exercise to us or our designated agent.  The participant will pay the exercise price and any withholding taxes for the option: (i) in cash or by certified or cashier’s check, (ii) with the approval of the Compensation Committee, by delivering shares of our common stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, or (iv) by such other method as the Compensation Committee may approve, to the extent permitted by applicable law.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. Upon exercise of an SAR, the participant will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount set forth in the grant letter.  Such payment to the participant will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.  The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs, and whether SARs will be granted in connection with, or independently of, any options.  SARs may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock at a future date.  The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units.  Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee.  If a stock unit becomes distributable, it will be paid to the participant in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.

Performance Shares

The Compensation Committee may grant performance shares to anyone eligible to participate in the Plan. Each performance share provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock if specified performance goals are met. The Compensation Committee determines the number of performance shares that will be granted, the performance goals, the target amount that will be paid, and the other terms and conditions applicable to the performance shares.  Payments with respect to performance shares will be made in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.  All Performance Shares shall vest over a period of not less than one year.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan.  The Compensation Committee may require that participants pay consideration for the stock awards and may impose restrictions on the stock awards.  If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate. The Compensation Committee determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Compensation Committee determines otherwise, a participant will have the right to vote shares of common stock and to receive dividends or other distributions paid on such shares during the restriction period. The Compensation Committee may determine that a participant’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Other Stock-Based Awards

The Compensation Committee may grant other types of stock-based awards that would not otherwise constitute options, SARs, stock units, performance shares, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan.  These grants will be cash-based or based on or measured by shares of our common stock and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock.  The terms and conditions for these grants will be determined by the Compensation Committee.  All performance-based Other Stock Based Awards shall vest over a period of not less than one year and all time-based Other Stock Based Awards shall vest over a period of not less than three years.

Qualified Performance Compensation. The Plan permits the Compensation Committee to impose and specify objective performance goals that must be met with respect to grants of stock units, performance shares, stock awards, and other stock-based awards to employees. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: common stock price, earnings per share of common stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost goals, or goals relating to acquisitions or divestitures. The foregoing measures may be based on the employee’s business unit or our performance, our subsidiaries, us and our subsidiaries as a whole, or a combination of the foregoing.

Deferrals. The Compensation Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with a grant under the Plan.  The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; by reason of a merger, reorganization, or consolidation; by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock for which any individual may receive pursuant to grants in any fiscal year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Compensation Committee, in such manner as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants.

Change in Control.  In the event of a change in control, grants will automatically become fully vested and exercisable, as applicable, but only with respect to those participants who, in the good faith determination and sole discretion of the Compensation Committee, are likely to have their relationship with us or our successor terminated (including a constructive termination through a significant decrease in authority, responsibility or overall total compensation) as a result of such change in control.

If a change in control occurs where we are not the surviving corporation (or we survive as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Further, in the event of a change in control, the Compensation Committee may take any of the following actions: (i) determine that outstanding options and SARs will automatically accelerate and become fully or partially exercisable; (ii) determine that the restrictions and conditions on outstanding stock awards will fully or partially lapse; (iii) provide that participants holding outstanding performance shares will receive payment in settlement of all or a portion of such performance shares, in an amount determined by the Compensation Committee, based on the participant’s target payment for the performance period and the portion of the performance period that precedes the change in control; (iv) determine that outstanding stock units will become payable in cash or common stock in an amount not less than their target amount, as determined by the Compensation Committee; (v) provide that other stock-based awards will become payable, in full or in part, in cash or common stock, in amounts determined by the Compensation Committee; (vi) require the surrender of outstanding options and SARs for payment in cash, common stock or other property, equal to the difference between the exercise price or base amount and the fair market value of the common stock; (vii) after providing participants with the ability to exercise their outstanding options and SARs, terminate such options and SARs; and/or (viii) with respect to outstanding stock units, performance shares or other stock-based awards, provide for a payment in settlement of such grants in an amount and form determined by the Compensation Committee.

Foreign Participants. If any individual who receives a grant under the Plan is subject to taxation in countries other than the United States, the Plan provides that the Compensation Committee may make grants to such individuals on such terms and conditions as the Compensation Committee determines appropriate to comply with the laws of the applicable countries.

Repricing of Options. The Plan includes a restriction providing that, without stockholder approval, neither the Compensation Committee nor the Board of Directors can amend or replace options previously granted under the Plan in a transaction that constitutes a “repricing,” as that term is defined under the NASDAQ corporate governance listing standards.  Adjustments to the exercise price or number of shares of common stock subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements.  No grants may be issued under the Plan after August 24, 2017.

Grants Under the Plan.  No grants have been awarded under the Plan.  It is currently not possible to predict the number of shares of common stock that will be granted or who will receive any grants under the Plan after stockholder approval at the meeting.

The last sales price of our common stock on                  , 2007 was $              per share.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement.  The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of common stock.  Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of common stock are sold.  We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-, service-, or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to our chief executive officer or any of our four other most highly compensated officers, if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) a grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or common stock in settlement of the grant, if the grant constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year.  Compensation that qualifies as performance-based compensation is excluded from the $1,000,000 deductibility cap and therefore remains fully deductible by the corporation that pays it.  We intend that options and SARs will qualify as performance-based compensation.  Stock units, performance shares, stock awards, and other stock-based awards granted under the Plan will only qualify as performance-based compensation when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

The Plan provides that we have the right to require the recipient of any grant under the Plan to pay to us an amount necessary to satisfy our federal, state, or local tax withholding obligations with respect to such grants.  We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations.  If the Compensation Committee permits, a participant may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state, and local tax liabilities.  The Plan also provides that the Compensation Committee may permit a participant to satisfy our withholding obligation that exceeds the minimum applicable withholding tax rate by transferring to us previously acquired shares of our common stock.

Votes Required for Approval of Proposal No. 4

The affirmative vote of a majority of the votes cast by all the stockholders entitled to vote for this proposal will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum.  However, under Delaware law, a proxy marked “ABSTAIN” is not considered a vote cast.  Accordingly, an abstention will have no effect on the approval of this proposal.

Recommendation of the Board of Directors

THE BOARD HAS UNANIMOUSLY APPROVED THE 2007 OMNIBUS EQUITY COMPENSATION PLAN AND RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE 2007 OMNIBUS EQUITY COMPENSATION PLAN.

EXECUTIVE COMPENSATION DISCLOSURE

Compensation Discussion and Analysis

The Role of the Compensation Committee

The Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which New Horizons competes for talent and reflect the long-term investment interests of our stockholders. The Compensation Committee reviews and approves the compensation levels and benefits programs for executive officers, including the named executive officers. With respect to the Chief Executive Officer, or CEO, the Compensation Committee reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance against these objectives, and makes recommendations to the Board of Directors regarding the CEO’s compensation level based on that evaluation.

The Company’s named executive officers are:

•                  Mark A. Miller, President, CEO and Director

•                  Charles M. Caporale, Senior Vice President and Chief Financial Officer (Mr. Caporale left the Company on August 10, 2007, but is still considered a named executive officer for 2007 pursuant to applicable rules under the Securities Exchange Act of 1934, as amended.)

•                  Gregory E. Marsella, Vice President, Secretary and General Counsel

•                  Timothy E. Kleczka, Senior Vice President, Operations

Thomas J. Bresnan, former President, CEO and Director, who resigned in July 2006, is included as a named executive officer for purposes of this report.  Shelly Morris, Vice President of Strategic Relations, is also included as a named executive officer for purposes of this report.

Compensation Objectives

The Company’s compensation programs are intended to provide its named executive officers with a mix of salary, benefits and incentive compensation arrangements that are: (i) consistent with the interests of stockholders, (ii) competitive with the arrangements provided by other companies in the industry, (iii) commensurate with each executive’s performance, experience and responsibilities, and (iv) sufficient to attract and retain highly qualified executives.  In making its recommendations concerning adjustments to salaries and awards under compensation plans, the Compensation Committee considers the financial condition and performance of the Company during the prior year and the Company’s success in achieving financial, operational and other strategic objectives.  The Compensation Committee also makes an assessment of the contributions of the individual named executive officer to the Company’s performance and to the achievement of its objectives, as well as the success of the executive in achieving individual objectives.  In assessing individual performance, the Compensation Committee also seeks to recognize individual contributions during periods when the Company experienced adverse business or financial conditions.

Each component of a named executive officers compensation package is intended to assist in attaining one or more of the objectives outlined above.  The Company attempts to provide its executives with base salaries and benefits that are competitive with those of comparable companies and commensurate with the performance, experience and responsibilities of each executive.  Through salary adjustments and bonuses, the Company also seeks to provide its executives with incentives to improve the Company’s financial and operational performance by providing a method for rewarding individual performance.  Finally, the Omnibus Equity Plan has been used to provide named executive officers with an opportunity to acquire a proprietary interest in the Company, thereby providing these individuals with increased incentive to promote the long-term interests of the Company’s stockholders.

While the Compensation Committee seeks to assure that the Company’s compensation programs further the objectives described above and considers the various factors outlined above in making compensation decisions, it does not take a highly formalized or objective approach to determining compensation.  Instead, the Compensation Committee gives consideration to these various factors in subjectively evaluating the compensation of each individual named executive officer.

In 1993, Congress adopted Section 162(m) of the Internal Revenue Code.  Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is “performance based” within the meaning of Section 162(m).  Section 162(m) also imposes certain requirements on the composition of compensation committees.  The Compensation Committee seeks to satisfy these requirements.

Compensation Elements

Presented below are the key characteristics of the primary elements of the named executive officer’s compensation.

Compensation Element	Key Characteristics

Base Pay (Fixed)

•  Fixed component of pay based on an individual’s skills, responsibilities, experience and performance.

•  Named executive officer’s, as well as all other salaried employees, are eligible for annual increases based on performance, experience and/or changes in job responsibilities.

Non-Equity Incentive	• Variable cash component of pay.

Compensation (Variable)	• Reward for achieving specified Company and individual goals.

Option Awards (Variable “at risk”)	• Variable equity component of pay. • Reward for long-term stockholder value creation. • The value realized by the awardee is based on increases in the price of New Horizons Common Stock.

Benefits (Health and Welfare)	• Named executive officers are eligible to participate in benefits programs that are available to substantially all salaried employees which provide for basic life, health and security needs

Severance	• Salary continuation in the event of termination without cause or as a result of change-in-control

All compensation elements are cash-based, except for option awards which are solely equity-based (and have a value related to the price of New Horizons Common Stock). Unless otherwise noted in the detailed discussion below, the named executive officers participate in the same compensation programs and on comparable terms to other salaried employees.

Base Pay.  Mr. Miller joined the Company in July 2006 following a search performed at the direction of the Compensation Committee.  His base salary, $335,000 per annum, is in the range of his predecessor.   The base salaries provided to named executive officers other than the Chief Executive Officer for 2006 were established by the Compensation Committee in accordance with the compensation philosophy discussed above.  The Compensation Committee approved an increase in Mr. Kleczka’s salary of $43,750 during 2006 on the recommendation of Mr. Miller.  The base salaries of Mr. Caporale, Mr. Marsella and Ms. Morris were increased in January 2007 by $5,000, $5,000 and $35,950 respectively, upon recommendation of Mr. Miller and the approval of the Compensation Committee.

Bonuses and Non-Equity Incentive Compensation Awards.  During 2006, the named executive officers of the Company participated in bonus arrangements and individual non-equity incentive compensation plans tied to various measures of the Company’s performance.  Under these arrangements, Mr. Miller earned a bonus of $75,000 as provided for in his employment agreement, which was paid in February 2007.  Mr. Caporale earned an award under the Company’s non-equity incentive compensation plan of $56,375.  His target award was $100,000 for achievement of a combination of audit completion and corporate earnings goals.  Mr. Marsella earned an award under the Company’s non-equity incentive compensation plan of $26,563.  His target award was $33,750 for achievement of corporate earnings goals.  Mr. Kleczka earned an award under the Company’s non-equity incentive compensation plan of $34,353.  His target award was 42,000 Euros for achievement of regional, segment and corporate earnings goals.  Ms. Morris earned an award under the Company’s non-equity incentive compensation plan of $17,700.  Her target award was $20,000 for achievement of departmental revenue and corporate earnings goals.  In addition, Ms. Morris earned commissions of $182,940 as a result of collections from enterprise customers.  Her compensation plan provides for a commission based on the level of collections from enterprise customers.

Option Awards and Restricted Stock.  Stock options are granted in order to provide incentive for long-term creation of stockholder value. Stock options only have value to the extent the price of New Horizons Common Stock appreciates relative to the exercise price. The exercise price equals the average of the high and low stock price on the date of grant. Options generally vest in three equal annual installments and expire after 10 years. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.  Option grants are approved by the Compensation Committee and administered by the Company’s Human Resources Department.

New Horizons calculates the accounting cost of equity-based long-term incentive awards under SFAS No. 123 (“SFAS 123R”), Share Based Payment. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with the SEC regulations, the 2006 compensation expense associated with any outstanding equity grants for the named executive officer’s is presented in the Summary Compensation Table.

Total outstanding unexercised stock option grants are shown in the Outstanding Equity Awards at Fiscal Year-End table. The ultimate value to the employee is determined at the time of exercise. Stock option exercises are taxed at the applicable income tax rates, and the Company receives a corresponding tax deduction.

During 2006, the Company awarded 1,151,000 stock options to employees of the Company, which includes 756,000 to named executive officers.  In addition, the Company awarded 350,000 shares of restricted stock to Mr. Miller.  Mr. Miller’s option awards and restricted stock award were determined through negotiation between Mr. Miller and the Compensation Committee.  The option awards to the other named executive officers were recommended by Mr. Miller and approved by the Compensation Committee.

Other Compensation.  All full time employees, including the named executive officers, are eligible to participate in the Company’s benefit plans which provide medical, dental, vision, supplemental life, long term disability and life benefits.  The Company provides an Employee Assistance Program and health savings accounts.  In addition, the Company has established a 401(k) plan for its employees.  The Company did not make a contribution to the 401(k) plan in 2006 or 2007.

Change-in-Control and Severance Arrangements.  The Company has provided severance arrangements for Messrs. Miller, Caporale, Marsella and Kleczka.  In addition, Mr. Miller has a change-in-control provision in his employment agreement as discussed in the section entitled “Potential Payments Upon Termination or Change-in-Control”.

In the event of a change in control, outstanding options awards generally become immediately vested.

Post 2006 Changes to Compensation.  On August 24, 2007, the Board of Directors approved certain changes to Mr. Miller’s, all effective as of July 1, 2007 (except for the grants of restricted shares and options mentioned below, which were granted as of August 24, 2007.  These changes consisted of:

•                   an increase in Mr. Miller’s base salary by 5% to $351,750 per year;

•                   an increase in Mr. Miller’s potential bonus from 100% of base salary to 110% of base salary;

•                   an additional grant of restricted stock in recognition of the dilution resulting from the Company’s issuance of Series C Preferred Stock.  Mr. Miller had initially been eligible to receive 350,000 restricted shares in two equal tranches, vesting of which is based upon the Company achieving certain financial targets, specified in his employment agreement; these amounts were adjusted so that Mr. Miller is now eligible to receive 510,000 restricted shares in two equal tranches, vesting of which is based upon the Company achieving the same financial targets; and

•                   an additional grant of options to purchase 240,000 shares with an exercise price of $1.53 per share (the closing price of stock on August 23, 2007, the date immediately prior to the date of grant), which options are to vest in three equal installments on the first, second and third anniversaries of the date of grant.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report.

Compensation Committee

David L. Warnock (Chairman)

Curtis Lee Smith, Jr.

Richard L. Osborne

Summary Compensation Table – 2006

The following table shows compensation received by the Company’s named executive officers for the fiscal year ended December 31, 2006:

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All other compensation	Total

Mark A. Miller(3)	2006	$158,481	$75,000	—	$22,198	—	—	$8,308	$263,987
President, Chief Executive Officer and Director

Thomas J. Bresnan(4)	2006	$189,263		—	$9,866	—	—	$633,622	$832,751
Former President, Chief Executive Officer and Director

Charles M. Caporale(6)	2006	$190,191	—	—	$9,286	$56,375	—	$8,020	$263,872
Senior Vice President and Chief Financial Officer

Gregory E. Marsella	2006	$175,000		—	$4,813	$26,563	—	$3,043	$209,419
Vice President, General Counsel

Timothy E. Kleczka	2006	$215,221	—	—	$3,058	$34,353	—	$355	$252,987
Senior Vice President - Operations

Shelley Morris	2006	$117,658	—	—	$89	$200,640	—	$6,461	$324,848
Vice President of Strategic Relations

(1)          Salary adjustments for our named executive officers are reviewed by the Compensation Committee on an annual basis.

(2)          No named executive officer received perquisites or other personal benefits having a value exceeding the lesser of (i) 10% of such executive’s salary and bonus for 2006, 2005 and 2004, or (ii) $10,000.

(3)          Mr. Miller started as President and Chief Executive Officer on July 5, 2006 at an annual salary of $335,000.  The amount for 2006 represents the pro-rata share of his annual salary.  Mr. Miller was guaranteed a minimum bonus of $75,000 at the end of 2006, which he was paid in February 2007.

(4)          Mr. Bresnan resigned as President and Chief Executive Officer of the Company on July 31, 2006.  Mr. Bresnan received a severance package which included twelve months of salary continuation ($324,450), forgiveness of a promissory note ($300,000), medical continuation ($9,172), and vesting of 75,000 options.   Pursuant to a promissory note dated August 31, 1999, Mr. Bresnan received an interest free loan from the Company to relocate to the Company’s headquarters in southern California in the amount of $300,000 payable on August 31, 2007.  Had the loan carried a market interest rate, Mr. Bresnan would have paid $29,880 in interest in 2006, $24,570 in interest in 2005 and $19,020 in interest in 2004. The loan was made prior to enactment of the Sarbanes-Oxley Act of 2002, which prohibited such transactions.

(5)          Includes $17,762 for Mr. Kleczka that was earned in 2006 and paid in 2007 in accordance with the Company’s incentive compensation plans.

(6)          Mr. Caporale started as an executive officer and employee of the Company on February 6, 2006 at an annual salary of $215,000.  The amount for 2006 represents the pro-rata share of his annual salary.

Grants of Plan-Based Awards - 2006

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Securities Underlying	All Other Option Awards: # of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Options	Awards	Awards
Mark A. Miller	Jul. 15, 2006								263,000	$0.80	$14,415
President, Chief Executive Officer and Director									263,000	$1.50	$7,783

Thomas J. Bresnan	Jan. 13, 2006								75,000	$0.67	$9,866
Former President, Chief Executive Officer and Director

Charles M. Caporale	Feb. 16, 2006								50,000	$0.70	$9,233
Senior Vice President and Chief Financial Officer	Dec. 26, 2006								15,000	$1.10	$53

Gregory E. Marsella	Jan. 13, 2006								25,000	$0.67	$4,742
Vice President, General Counsel	Dec. 26, 2006								20,000	$1.10	$71

Timothy A. Kleczka	Jan. 13, 2006								15,000	$0.67	$2,845
Senior Vice President - Operations	Dec. 26, 2006								60,000	$1.10	$213

Shelley Morris	Dec. 26, 2006								25,000	$1.10	$89
Vice President of Strategic Relations

Option grants are made from the Company’s Omnibus Equity Plan.  The Omnibus Equity Plan provides for the granting of options to purchase up to 2,250,000 shares of common stock.  Incentive stock options are exercisable for up to ten years, at an option price of not less than the fair market value on the date the option is granted, or at a price of not less than 110% of the fair market price in the case of an option granted to an individual who, at the time of grant, owns more than 10% of the Company’s common stock.  Non-qualified stock options may be issued at such exercise price and on such other terms and conditions as the Compensation Committee of the Board of Directors may determine.  All options were granted at a price equal to or greater than the market value of the Company’s common stock on the date of grant.

The Company has not repriced any stock options granted or entered into a stock option repricing arrangement with any executive officer, director or employee of the Company.

Outstanding Equity Awards at Fiscal Year End - 2006

The following table provides details regarding outstanding equity awards for our named executive officers as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable (1)	Number of Securities Underlying Unexercised Options # Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested

Mark A. Miller		263,000		$0.80	7/5/2016	350,000	$350,000	—
President and Chief Executive Officer and Director		263,000		$1.50	7/5/2016

Thomas J. Bresnan	50,000			$6.91	10/31/2007
Former President, Chief Executive Officer and Director	75,000			$3.85	10/31/2007
	75,000			$0.67	10/31/2007
	146,300			$6.91	10/31/2007
	50,000			$13.75	1/3/2007
	67,500			$5.79	10/31/2007
	75,000			$5.79	10/31/2007
	50,000			$10.93	10/31/2007

Charles M. Caporale		50,000		$0.70	2/6/2016	—		—
Senior Vice President and Chief Financial Officer		15,000		$1.10	12/26/2016

Gregory E. Marsella	10,000			$3.48	10/11/2014			—
Vice President, GeneralCounsel		25,000		$0.67	1/13/2016
		20,000		$1.10	12/26/2016
	20,000			$3.85	1/18/2015

Timothy A. Kleczka	3,000			$13.75	1/3/2007			—
Senior Vice President -Operations	3,000			$10.93	1/14/2009
	2,500			$5.79	1/2/2014
	5,000			$6.91	8/16/2012
	20,000			$3.85	1/18/2015
		15,000		$0.67	1/13/2016
		60,000		$1.10	12/26/2016

Shelley Morris	2,500			$5.79	1/2/2014			—
Vice President of Strategic Relations	3,000			$13.75	1/3/2007
	10,000			$3.85	1/18/2015
		25,000		$1.10	12/26/2016
	3,000			$6.91	8/16/2012
	3,000			$10.93	1/14/2009

(1)        On December 12, 2005, the Board of Directors of the Company upon the recommendation of the Board’s Compensation Committee, approved the acceleration of the vesting of all outstanding stock options held by employees and named executive officers that were unvested.

(2)        Options granted in January and February 2006, vest in one year.  Options granted in July and December 2006, vest ratably over a three year period.

Option Exercises and Stock Vested – 2006

No options were exercised in 2006 and no stock awards vested in 2006.  On December 12, 2005, the Board of Directors of the Company upon the recommendation of the Board’s Compensation Committee, approved the acceleration of the vesting of all outstanding stock options granted under the Company’s stock option plans held by employees and officers, that were both unvested and “out-of-the-money” as of December 12, 2005.  As a result of the decision to accelerate vesting, options to purchase 539,675 shares, representing approximately 32% of total options outstanding of the Company’s common stock, which would have vested from time to time over the next four years, became immediately exercisable.  The number of shares, exercise prices, and remaining terms of the options subject to the acceleration remain unchanged.

The accelerated options included 266,250 options held by the Company’s named executive officers and 273,425 options held by employees.  The acceleration did not impact options held by the Company’s non-employee directors.  Based on the Company’s closing stock price of $0.79 per share on December 12, 2005, all of the accelerated options had exercise prices above the closing stock price at that time.  The accelerated options had exercise prices ranging from $2.15 to $13.75 per share.  The weighted average exercise price of all accelerated options was $5.33 per share.

Pension Benefits

The Company does not currently offer the ability to participate in a pension plan, supplemental executive retirement plan (SERP) or deferred compensation plan to its named executive officers or other employees of the Company.

Nonqualified Deferred Compensation

The Company does not offer its named executive officers or employee’s nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Employment Agreement with Mark A. Miller

On July 5, 2006 the Company entered into an employment agreement with Mark A. Miller (the “Employment Agreement”) to serve as the Company’s President and Chief Executive Officer.

Pursuant to the terms of the Employment Agreement, in the event that the Company terminates Mr. Miller’s employment without Cause, or Mr. Miller resigns for Good Reason (each as defined in the Employment Agreement), the Company will continue to pay Mr. Miller’s salary for a period of twelve months.  Mr. Miller’s current annual salary is $335,000.   Upon a Change of Control (as defined in the Employment Agreement), Mr. Miller may elect to terminate his employment, in which case he will receive (i) a lump sum payment equal to twelve months salary and an amount equal to the most currently paid annual performance bonus, if the total consideration paid in connection with the transaction, or the fair market value of the Company at the time of the Change of Control due to a majority change in the Board of Directors, is less than $25 million, and (ii) a lump sum equal to twenty-four months salary and an amount equal to the two most currently paid annual performance bonuses, if the total consideration paid in connection with the transaction, or the fair market value of the Company at the time of the Change of Control due to a majority change in the Board of Directors, is equal to or greater than $25 million. In the event of a Change of Control, regardless of consideration paid or fair market value of the Company at that time, the Company will provide Mr. Miller with career transition services, in an amount not to exceed $25,000.

Bresnan Agreement

On February 7, 2006, the Company entered into an agreement with Thomas J. Bresnan, the Company’s former President and Chief Executive Officer (the “Bresnan Agreement”). The Bresnan Agreement sets forth the terms pursuant to which Mr. Bresnan led the Company through a transition period during which a search for a new President and Chief Executive Officer was undertaken by the Board of Directors of the Company.

The Bresnan Agreement provides for the following terms after the Separation Date as defined therein, which occurred on July 31, 2006: one year’s annual base salary of $324,450 pursuant to the Company’s normal payroll practices; continued healthcare coverage for a period of 12 months from the Separation Date or such shorter period that may occur if Mr. Bresnan becomes insured elsewhere; loan forgiveness in an amount up to $300,000 in the event that the Company achieves certain objectives with the active participation and assistance of Mr. Bresnan relating to the sale of company owned locations and completion of audits; extension of the period for the exercise of vested options to the shorter of (i) 15 months from the Separation Date or (ii) the expiration of the term of such options; and on the Separation Date and upon Mr. Bresnan’s execution of a general release of claims, immediate vesting of the options to purchase 75,000 shares of common stock of the Company granted to Mr. Bresnan as of January 13, 2006 and extension of the exercise period to 15 months from the Separation Date.

Mr. Bresnan has also agreed to be subject to confidentiality, non-solicitation and non-interference provisions as set forth in the Bresnan Agreement.

Caporale Agreement

On February 6, 2006, the Company entered into an agreement with Charles Caporale, which sets forth the principal terms of Mr. Caporale’s employment as Senior Vice President and Chief Financial Officer of the Company (the “Caporale Agreement”).  The Caporale Agreement provides for six months severance based on a salary of $215,000 in the event Mr. Caporale is terminated without cause.

DIRECTOR COMPENSATION

Director Compensation – 2006

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Alwaleed Aldryann (1)	$11,250	—	—	—	—	—	$11,250
David A. Goldfinger (2)	$40,000	—	—	—	—	—	$40,000
William H. Heller (3)	$45,000	—	—	—	—	—	$45,000
Donald W. Hughes (4)	$13,500	—	—	—	—	—	$13,500
Richard L. Osborne (5)	$40,000	—	—	—	—	—	$40,000
Curtis Lee Smith, Jr. (6)	$12,500	—	—	—	—	—	$12,500
Stuart O. Smith (6)	$12,500	—	—	—	—	—	$12,500
David L. Warnock (7)	$35,000	—	—	—	—	—	$35,000

Directors are entitled to an annual fee of $25,000 plus $5,000 for committee membership.  In addition, committee members are entitled to additional fees for services as committee members, as follows: Chair of Audit Committee: $15,000; member of Audit, Compensation or Governance Committee; $5,000.  The Company stopped making payments to the directors in July 2007 and has deferred the unpaid amount for payment in the future.  Mr. Miller, the Company’s Chief Executive Officer, is not included in this table as he is an employee and receives no compensation for his services as a director.

(1)      Mr. Alwaleed became a director of the Company on July 12, 2006 and earned $11,250 for his services.

(2)      In addition to the base director fee of $25,000, Mr. Goldfinger earned an additional $15,000 ($5,000 for each committee) for his participation on the Audit Committee, Compensation Committee and Governance Committee.  Mr. Goldfinger is also the Chairman of the Compensation Committee.

(3)      In addition to the base director fee of $25,000, Mr. Heller earned an additional $15,000 as Chairman of the Audit Committee and $5,000 for his participation on the Compensation Committee.

(4)      Mr. Hughes became a director of the Company on July 12, 2006 and earned $11,250 for his services.  In addition, Mr. Hughes earned $2,250 for his participation on the Audit Committee.

(5)      In addition to the base director fee of $25,000, Mr. Osborne earned an additional $15,000 ($5,000 for each committee) for his participation on the Audit Committee, Compensation Committee and Governance Committee.  Mr. Osborne is also the Chairman of the Governance Committee.

(6)      Mr. Smith and Mr. Smith started to receive director compensation beginning July 1, 2006.

(7)      In addition to the base director fee of $25,000, Mr. Warnock earned an additional $10,000 for his participation on the Governance Committee and Compensation Committee.

Director compensation for 2006 to be paid in the future is as follows:

Name	Fees Earned to be paid in the future	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Alwaleed Aldryann	$6,250	—	—	—	—	—	$6,250
David A. Goldfinger	$10,000	—	—	—	—	—	$10,000
William H. Heller	$11,250	—	—	—	—	—	$11,250
Donald W. Hughes	$7,500	—	—	—	—	—	$7,500
Richard L. Osborne	$10,000	—	—	—	—	—	$10,000
Curtis Lee Smith, Jr.	$6,250	—	—	—	—	—	$6,250
Stuart O. Smith	$6,250	—	—	—	—	—	$6,250
David L. Warnock	$7,500	—	—	—	—	—	$7,500

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served on the compensation committee or board of directors of any company of which any of our directors is an executive officer. As of August 24, 2007, no member of the Compensation Committee had ever been an officer or employee of the Company or any of its subsidiaries. On August 24, 2007, Curtis Lee Smith, Jr., the Chairman of the Board of Directors, was appointed a member of the Compensation Committee. Mr. Smith served as President of the Company from August 1989 through July 1992 and Chief Executive Officer of the Company from July 1986 to August 1999.  In addition, the Company’s Bylaws currently provide that the Chairman of the Board of Directors is an officer of the Company; however, Mr. Smith has not received any compensation for his role as Chairman since May 2005.  The Company intends to amend its Bylaws at its next regularly scheduled meeting in November 2007 such that the Chairman of the Board of Directors will no longer be considered an officer of the Company.

Director compensation for 2007 will remain the same as it has been for 2006.

The Board of Directors has approved certain changes to the compensation structure effective on January 1, 2008.  Specifically, at the Company’s August 24, 2007 meeting, Mr. Warnock, on behalf of the Compensation Committee, presented to the full Board of Directors an analysis he had prepared of comparable Board of Directors compensation amounts.  The data was obtained from a study by the National Association of Corporate Directors and additional information Mr. Warnock had accumulated recently in his role as a member of other Boards of Directors and Compensation Committees.  Based on

Mr. Warnock’s recommendation, the Board of Directors adopted the following compensation levels, effective beginning January 1, 2008:

Annual cash retainer	$25,000
Annual cash committee fee	$5,000
Annual cash committee Chair fee – Audit Committee	$5,000
Annual cash committee Chair fee – Other Committees	$2,500
Annual equity compensation	15,000 shares

The restricted shares will vest 100% at one year from date of grant.  All cash fees will be paid quarterly.

In addition, the Compensation Committee recommended that each director be required to hold shares directly or beneficially with a then-market value equal to one times their cash retainer by the end of 2008 and at the end of each year thereafter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of June 15, 2007, through the exercise of any warrant, stock option or other right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock underlying options and warrants that are exercisable within 60 days of June 15, 2007 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The following table is based on 11,095,353 shares outstanding as of June 15, 2007. Unless otherwise indicated, the address of all individual and entities listed below is 1900 S. State College Blvd, Suite 650, Anaheim, CA 92806.

The following table sets forth information with respect to common stock owned on June 15, 2007, unless otherwise noted, by each person known by the Company to own beneficially more than 5% of the Company’s outstanding common stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby.  The table also lists beneficial ownership of common stock by each of the Company’s directors,  each named executive officer named in the summary compensation table set forth above.  Unless indicated otherwise, the address of each director and named executive officer is 1900 S. State College Blvd., Suite 650, Anaheim, California 92806:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

Curtis Lee Smith, Jr. (1)	922,797	8.3%
Stuart O. Smith (2)	1,102,438	9.9%
Mark A. Miller (3)	644,028	5.7%
Charles M. Caporale (4)	50,000	0.4%
Gregory E. Marsella (5)	55,000	0.5%
Timothy A. Kleczka (6)	48,500	0.4%
Shelley Morris (7)	21,500	0.2%
Thomas J. Bresnan (8)	636,481	5.7%
Alwaleed Aldryaan (9)	1,333,333	10.7%
David A. Goldfinger (10)	97,000	0.9%

Richard L. Osborne (11)	59,333	0.5%
William H. Heller (12)	80,750	0.7%
Donald Hughes (13)	4,306,099	28.0%
David L. Warnock (13)	4,316,099	28.0%
Camden Partners Strategic III, LLC (13). One South Street, Suite 2150 Baltimore, Maryland 21202	4,306,099	28.0%
Henry Investment Trust (14) 255 South 17th Street Philadelphia, PA 19103	1,049,000	9.5%
Financial & Investment Management Group, Ltd. (15) 111 Cass Street Traverse City, MI 49684	763,399	6.9%
Underhill Partners LP (16) 61 Broadway, NY, NY 10006	982,500	8.9%
All Directors and Executive Officers as a Group (13 persons)	8,730,778	66.4%

(1)             These shares are owned directly by the Declaration of Trust of Curtis Lee Smith, Jr., of which Mr. Curtis Lee Smith, Jr., is the settlor and trustee.

(2)             These shares are owned directly by the Declaration of Trust of Stuart O. Smith, of which Mr. Stuart O. Smith is the settlor and trustee.

(3)             Mr. Miller’s ownership figure includes 175,333 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(4)             Mr. Caporale’s ownership figure includes 50,000 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(5)             Mr. Marsella’s ownership figure includes 55,000 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(6)             Mr. Kleczka’s ownership figure includes 48,500 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(7)             Ms. Morris’s ownership figure includes 21,500 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(8)             Mr. Bresnan’s ownership figure includes 538,800 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(9)             Mr. Aldryaan’s ownership figures include 1,333,333 warrants received as part of the $4,000 term loan described in Note 3 to the consolidated financial statements.

(10)       Mr. Goldfinger’s ownership figure includes 72,000 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(11)       Mr. Osborne’s ownership figure includes 59,333 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(12)       Mr. Heller’s ownership figure includes 72,000 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(13)       Mr. Hughes and Mr. Warnock are managing members of Camden Partners Strategic III, LLC (“CPS III”) which is the sole general partner of the Camden Partners Strategic Fund III, L.P. (“Fund III”) and Camden Partner Strategic Fund III-A, L.P. (“Fund III-A” and together with “Fund III”, the “Funds”).  Collectively, the Funds hold 174,693 shares of the Company’s Series B Convertible Preferred Stock, without par value (the “Series B Shares”), with Fund III holding 167,723 shares and Fund III-A holding 6,970 shares.  The Series B Shares are convertible at any time, at the option of each holder, into fully paid and non-assessable shares of common stock at the initial conversion rate of 20.8333.  Based solely upon information in a Schedule 13-G filed with the Securities and Exchange Commission dated February 9, 2007, because of their relationship as affiliated entities, each of the Funds may be deemed to own beneficially the securities held of record by the other.  Additionally, as the sole general partner of the Funds, CPS III may be deemed to own beneficially the securities held of record by each of the Funds, and the managing members of CPS III may be deemed to own beneficially the securities held of record by each of the Funds.  Mr. Warnock’s beneficial ownership figure also consists of 10,000 shares, which may be acquired upon the exercise of immediately exercisable stock options.

(14)       Based solely upon information in a Schedule 13-G filed with the Securities and Exchange Commission dated February 7, 2007. David W. Wright has authority and responsibility for investment, voting and disposition decisions for Henry Investment Trust.

(15)       Based solely upon information in a Schedule 13-G filed with the Securities and Exchange Commission dated February 7, 2007. Suzanne Stepan, CFA has authority and responsibility for investment, voting and disposition decisions for Financial & Investment Management Group.

(16)      Based solely upon information in a Schedule 13-G filed with the Securities and Exchange Commission dated February 12, 2007. Ingalls & Synder LLC has authority and responsibility for investment, voting and disposition decisions for Underhill Partners LP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires the Company’s named executive officers, directors and persons who own 10% or more of the Company’s common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “Commission”) .  Named executive officers, directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the information provided to the Company during or with respect to fiscal 2006 by persons required to file such reports, the Company believes that its named executive officers, directors and owners of 10% or more of the common stock have complied with all applicable Section 16(a) filing requirements with the exception of the failure to timely file Form 5 for option awards granted in December 2006 to Mr. Caporale.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s outside auditors all financial statements prior to their issuance.  Management advised the Audit Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Audit Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

William H. Heller (Chairman)

Donald W. Hughes

Andrew Jacob

STOCKHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Gregory E. Marsella, Secretary, New Horizons Worldwide, Inc., 1900 S. State College Blvd., Suite 650, Anaheim, California  92806.  In general, all stockholder communications sent to our secretary for forwarding to the Board of Directors, or to specified Board of Directors members, will be forwarded in accordance with the sender’s instructions.  However, our secretary reserves the right to not forward to Board of Directors members any abusive, threatening or otherwise inappropriate materials.

DISCLOSURE RELATED TO INDEPENDENT AUDITORS

Squar, Milner, Peterson, Miranda & Williamson, LLP audited New Horizons Worldwide’s consolidated financial statements for the year ended December 31, 2006.

2006 and 2005 Summary of Fees Paid to Independent Registered Public Accounting Firm

The Company retained Grant Thornton LLP (“Grant Thornton”) as its auditors for its 2003 fiscal year following the resignation of Deloitte & Touche.  The engagement of Grant Thornton was approved by the Audit Committee of the Company’s Board of Directors and affirmed by the entire Board of Directors.

As previously disclosed in a Current Report on Form 8-K dated July 21, 2005, during the course of their audit of the financial statements for the year ended December 31, 2004, Grant Thornton advised the Company that due to their identification of material weaknesses in the systems of internal control, the scope of their work would need to be expanded significantly in order to complete the audit and render an auditors’ report for 2004.  Subsequently, as disclosed in an amended Current Report on Form 8-K dated October 3, 2005, Grant Thornton advised the Company that even after expanding the scope of their work, they were unable to complete the audit for 2004 and were terminating the client-auditor relationship.

Following the resignation of Grant Thornton, the Audit Committee engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) to perform the audit for the year ended December 31, 2004.  During the course of their audit of 2004, Squar Milner and the Company identified a number of adjustments that required the Company to restate the previously issued audited financial statements for the year ended December 31, 2003 and unaudited interim financial statements for the quarters ended

March 31, 2004, June 30, 2004 and September 30, 2004.  The 2003 unaudited financial results have been restated and filed on a Current Report on Form 8-K dated November 6, 2006.  The quarterly results for the quarters ended March 31, June 30 and September 30, 2004 have been restated and filed on amended Quarterly Reports on Form 10-Q/A dated January 31, 2007.

The 2004 audited financial results have been filed on a Current Report on Form 8-K dated November 6, 2006.  The 2005 audited financial results have been filed on a Current Report on Form 8-K dated February 20, 2007.  Squar Milner issued unqualified audit reports for each of these years.

All auditing and permissible non-audit services provided by the Company’s independent auditor are pre-approved by the Audit Committee in accordance with the Audit Committee Charter.  Fees paid for services rendered by Squar Milner for 2006 and 2005 were as follows:

	2006	2005
Audit fees	$2,475,000	$100,000
Audit-related fees (1)	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$2,475,000	$100,000

(1)

Audit fees consisted principally of fees billed to the Company for professional services performed for the audit of consolidated financial statements for the years ended December 31, 2006, 2005 and 2004, for review of financial statements included in our Form 10-Qs, and for services generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory and regulatory filings or engagements.

Proposal No. 6 - Ratification of our Audit Committee’s appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent accountants for our fiscal year ending December 31, 2007

Our Audit Committee has selected Squar Milnar to act in the capacity of independent accountants for the current fiscal year.  Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Squar Milnar as independent accountants to audit our accounts and records for the fiscal year ending December 31, 2007, and to perform other appropriate services.

Representatives of Square Milnar will be present at the Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

Votes Required for Approval of Proposal No. 4

The affirmative vote of a majority of the votes cast by all the stockholders entitled to vote for this proposal will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will be counted for purposes of determining whether there is a quorum.  However, under Delaware law, a proxy marked “ABSTAIN” is not considered a vote cast.  Accordingly, an abstention will have no effect on the approval of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED RATIFICATION OF OUR AUDIT COMMITTEE’S APPOINTMENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP AS OUR INDEPENDENT ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of a severance agreement between the Company and Mr. Thomas Bresnan, the Company’s prior President and Chief Executive Officer dated February 7, 2006, the Board of Directors determined to forgive an interest free promissory note made to Mr. Bresnan in the amount of $300,000.  The note was issued in 1999 for the purpose of Mr. Bresnan relocating to California. The loan was made prior to enactment of the Sarbanes-Oxley Act of 2002, which prohibited such transactions.

In August 2006, the Company sold 108,695 shares of common stock at $0.92 per share which represented the Pink Sheet’s market price of our common stock on the date of sale.  The sale was made to the Company’s Chief Executive Officer per the terms of his employment agreement dated July 5, 2006.

Except as referenced above, no executive officer, director or nominee for director of the Company has been indebted to the Company or has acquired a material interest in any transaction to which the Company is a party, during the last fiscal year.

Related Party Transaction Approval Policy.  Our Code of Conduct mandates that officers and directors bring promptly to the attention of our compliance officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company. Furthermore, our Audit Committee must review and approve any “related party” transaction as defined in item 404(a) of Regulation S-K, promulgated by the Securities and Exchange Commission, before it is consummated. Following any disclosure to our compliance officer, the compliance officer will then typically review with the chairman of our Audit Committee the relevant facts disclosed by the officer or director in question. After this review, the chairman of the Audit Committee and the compliance officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board of Directors is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

STOCKHOLDER NOMINATIONS FOR DIRECTORS AT ANNUAL MEETING

The five nominees for election by holders of the Company’s preferred stock are selected by the holders of the preferred stock.  Nominees for election by the holders of common stock to the Board of Directors are selected by our Governance Committee. The Governance Committee seeks nominees with the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Directors, the Company and its stockholders.

The Governance Committee will consider recommendations for nominations for election by the holders of common stock from a variety of sources, including directors, business contacts, legal counsel, community leaders and members of management. In addition, the Governance Committee will consider stockholder recommendations for director nominees that are received in a timely manner. Nominees proposed by stockholders will be considered using the same criteria and in the same manner as all other nominees. All such stockholder recommendations should be submitted in writing in care of Gregory E. Marsella, Secretary, New Horizons Worldwide, Inc., 1900 S. State College Blvd., Suite 650, Anaheim, California  92806 no later than             , 2008.

Director Attendance at Annual Meetings

We encourage all of the directors to attend the annual meeting of stockholders.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies properly completed and returned to New Horizons Worldwide will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AS AMENDED AND AS FILED WITH THE SEC, EXCLUDING EXHIBITS, MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO: NEW HORIZONS WORLDWIDE, INC., 1900 S. STATE COLLEGE BLVD., SUITE 650, ANAHEIM, CALIFORNIA 92806, ATTENTION: INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Assuming that the date of the 2008 annual meeting of stockholders is not more than 30 days before or after the anniversary date of this Annual Meeting, any stockholder who intends to present a proposal at the 2008 annual meeting of stockholders must deliver the proposal to the Secretary of New Horizons Worldwide at 1900 S. State College Blvd., Suite 650, Anaheim, California  92806:

•                  Not later than                    , 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

•                  Not later than                    , 2008, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials. In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors. Such nominations for the 2008 annual meeting of stockholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by certified mail, return receipt requested to the Secretary, in accordance with our by-laws. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

BY ORDER OF THE BOARD OF DIRECTORS,

Gregory E. Marsella
Secretary
, 2007

Annex 1

Proposed Amendment to our Restated Articles of Incorporation

ARTICLES OF AMENDMENT-DOMESTIC CORPORATION

OF

NEW HORIZONS WORLDWIDE, INC.

Article IV is hereby amended to read in its entirety as follows:

The total authorized capital stock of the Corporation consists of Thirty-Two Million (32,000,000) shares, of which number Two Million (2,000,000) are shares of Preferred Stock, without par value (“Preferred Stock”), and Thirty Million (30,000,000) are shares of Common Stock, par value $.01 per share (“Common Stock”).  The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock shall be as follows:

1.             The Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.  The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

(a)           the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

(b)           the annual dividend rate for the particular series, and the date or dates form which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

(c)           the redemption price or prices, if any, for the particular series;

(d)           the right, if any, of the holders of a particular series to convert such stock into other classes of stock, and the terms and conditions of such conversions; and

(e)           the obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series through a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

All shares of any one series of Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock.

2.             In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, then before any distribution or payment shall have been made to the holders of the Common

Stock, the holders of the Preferred Stock of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions adopted by the Board of Directors which provide for the issue of such series, respectively.  The remaining net assets of the Corporation shall be distributed solely among the holders of Common Stock according to their respective shares.

3.             Holders of shares of Common stock shall be entitled to one vote for each share of such stock upon all questions presented to stockholders of the Corporation.  The rights of holders of Common Stock shall be subject to the powers, preferences and rights, and the qualifications, limitation or restrictions thereof, of the Preferred Stock.

annex 2

Proposed Amendment to our Restated Articles of Incorporation

ARTICLES OF AMENDMENT-DOMESTIC CORPORATION

OF

NEW HORIZONS WORLDWIDE, INC.

Section 1 of Article V is hereby amended to read in its entirety as follows:

1.             The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, all of whom shall be in a single class.  Each director elected at any stockholders’ meeting shall serve for a term ending on the date of the next subsequent annual meeting of stockholders following the meeting at which such director was elected.  Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

Annex 3

New Horizons Worldwide, Inc. 2007 Omnibus Equity Compensation Plan

NEW HORIZONS WORLDWIDE, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

Section 1.              Purpose

The purpose of the Plan is to provide designated (i) Employees of New Horizons and its Subsidiaries, (ii) Non-Employee Directors of New Horizons and its Subsidiaries, and (iii) Consultants who perform services for New Horizons and its Subsidiaries, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards and Other Stock-Based Awards.  New Horizons believes that the Plan will encourage the Participants to contribute materially to the growth of New Horizons, thereby benefiting New Horizons’s stockholders, and will align the economic interests of the Participants with those of the stockholders.  All capitalized terms shall be as defined in Section 2 below.

Section 2.              Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)           “Board” means the Board of Directors of New Horizons.

(b)           “Change in Control” means the occurrence of any of the following events, each of which shall be determined independently of the others:

(i)            Any Person becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of New Horizons’s stock entitled to vote in the election of directors;

(ii)           Individuals who are Continuing Directors cease to constitute a majority of the members of the Board;

(iii)          Stockholders of New Horizons adopt a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of New Horizons’s assets;

(iv)          New Horizons is party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, unless the business of New Horizons is continued following any such transaction by a resulting entity (which may be, but need not be, New Horizons) and the stockholders of New Horizons immediately prior to such transaction (the “Prior Stockholders”) hold, directly or indirectly, at least two-thirds of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Stockholders, but not from the total voting power of the resulting entity, any voting power received by affiliates of a party to the transaction (other than New Horizons) in their capacities as stockholders of New

Horizons); provided, however, that a merger or consolidation effected to implement a recapitalization of New Horizons (or similar transaction) in which no Person acquires more than 50% of the combined voting power of New Horizons’s then outstanding securities shall not constitute a Change in Control;

(v)           There is a Change in Control of New Horizons of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not New Horizons is then subject to such reporting requirement;

(vi)          New Horizons is a subject of a “Rule 13e-3 transaction” as that term is defined in Exchange Act Rule 13e-3; or

(vii)         There has occurred a “change in control,” as such term (or any term of like import) is defined in any of the following documents which is in effect with respect to New Horizons at the time in question: any note, evidence of indebtedness or agreement to lend funds to New Horizons, any option, incentive or employee benefit plan of New Horizons or any employment, severance, termination or similar agreement with any person who is then an employee of the Company.

Notwithstanding the foregoing, the Committee may modify the definition of a Change in Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or successor.  Notwithstanding the foregoing, with respect to Grants to members of the Board and Employees that are intended as “qualified performance-based compensation” (as defined under section 162(m) of the Code), as well as to Employees who are officers of New Horizons, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” (as defined under section 162(m) of the Code and related Treasury regulations) and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(e)           “Company” means New Horizons and any Subsidiary.

(f)            “Consultant” means an advisor or consultant who performs services for the Company.

(g)           “Continuing Directors” mean the members of the Board on the date of adoption of this Plan, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director.

(h)           “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(i)            “Effective Date” means July 24, 2007, subject to approval by the stockholders of New Horizons.

(j)            “Employee” means an employee of the Company (including an officer or director who is also an employee).

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Fair Market Value” means, as of any date, unless otherwise required by any applicable provision of the Code or any regulations thereunder, (i) if the Stock is listed on a national securities exchange, the last reported sales price thereof on the relevant date or, if there were no trades on that date, the last preceding date upon which a sale was reported; (ii) if the Stock is not so listed or traded, the mean between the last reported “bid” and “asked” price thereof, as reported on a national securities exchange; or (iii) if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, and as the Committee determines.

(m)          “Grant” means an Option, SAR, Stock Unit, Performance Share, Stock Award or Other Stock-Based Award granted under the Plan.

(n)           “Grant Letter” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(o)           “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(p)           “New Horizons” means New Horizons Worldwide, Inc., a Delaware corporation and any successor thereto.

(q)           “Non-Employee Director” means a member of the Board, or a member of the board of directors of a Subsidiary, who is not an employee of the Company.

(r)            “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(s)           “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(t)            “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(u)           “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10 and 11), as described in Section 12.

(v)           “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of New Horizons.

(w)          “Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to receive a Grant under the Plan.

(x)            “Performance Shares” means an award of phantom units, representing one or more shares of Stock, as described in Section 10.

(y)           “Person” means as such term is used in sections 13(d) and 14(d) of the Exchange Act; provided, however that, unless the Committee determines to the contrary, the term shall not include (i) New Horizons, any trustee or other fiduciary holding securities under an employee benefit plan of New Horizons, or any corporation owned, directly or indirectly, by the stockholders of New Horizons in substantially the same proportions as their ownership of stock of New Horizons, (ii) such individual as the Board may determine, his or her issue and/or his or her heirs, executors, administrators and successors (but excluding a successor as a result of a sale for value), (iii) such corporation, partnership, limited liability company, trust or other entity or association as the Board may determine, or (iv) the Continuing Directors, individually or to the extent that they act or agree to act in concert.

(z)            “Plan” means this New Horizons Technologies, Inc. 2007 Omnibus Equity Compensation Plan, as in effect from time to time.

(aa)         “Stock” means the common stock, par value $0.01 per share, of New Horizons or such other securities of New Horizons as may be substituted for Stock pursuant to Sections 5(d) or 17.

(bb)         “SAR” means an award of a stock appreciation right, as described in Section 8.

(cc)         “Stock Award” means an award of Stock, as described in Section 11.

(dd)         “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(ee)         “Subsidiary” means a “subsidiary corporation,” as defined in section 424(f) of the Code, of New Horizons.

(ff)           “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 16.

Section 3.              Administration

(a)           Committee.  The Plan shall be administered and interpreted by the Committee.  Day to day administrative functions may be performed by employees of New Horizons, as approved by the Committee.

(b)           Committee Authority.  The Committee shall have the sole authority to (i) determine the Employees, Consultants and Non-Employee Directors to whom Grants shall be made under the Plan; (ii) determine the type, size and terms of the Grants to be made to each Participant; (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the possible acceleration of exercisability and vesting, which acceleration may only occur upon death, disability, retirement or a Change in Control (as defined below); (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 19; (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan; and (vi) deal with any other matters arising under the Plan.  However, the Board may ratify or approve any Grants as it deems appropriate and has the authority to administer the Plan.  To the extent that the Board makes Grants and administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board.

(c)           Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants awarded hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of New Horizons, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

Section 4.              Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards and Other Stock-Based Awards.  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Letter or an amendment to the guidelines or Grant Letter.  The Committee shall approve the form and provisions of each Grant Letter.  Grants under a particular Section of the Plan need not be uniform as among the Participants.  All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant.

Section 5.              Shares of Stock Subject to the Plan

(a)           Shares Authorized.  Subject to adjustment as described below, the aggregate number of shares of Stock that may be issued or transferred under the Plan is 2,000,000 shares.  The Shares may be authorized, but unissued, shares of Stock or reacquired shares of Stock, including shares purchased by New Horizons on the open market for purposes of the Plan.  Grants paid in cash shall not count against the foregoing share limits.

(b)           Share Counting.  For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant.  If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan.  To the extent any Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.  To the extent SARs are exercised under the Plan, the total number of shares of Stock subject to the exercised portion of the SAR shall count against the number of shares reserved for issuance under the Plan if shares of Stock are paid out upon exercise of the SAR.

(c)           Individual Limits.  All Grants under the Plan shall be expressed in shares of Stock.  The maximum aggregate number of shares of Stock with respect to which all Grants may be made under the Plan to any individual during any fiscal year shall be 500,000 shares, subject to adjustment as described below.  The individual limit described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash.  All cash payments shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(d)           Adjustments.  If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without New Horizons’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or New Horizons’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  Any adjustments determined by the Committee shall be final, binding and conclusive.

Section 6.              Eligibility for Participation

(a)           Eligible Persons.  All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.  Consultants are eligible to participate in the Plan if they perform bona fide services for the Company, the services are not in connection with the offer or sale of securities in a capital-raising transaction, and the Consultants do not directly or indirectly promote or maintain a market for New Horizons’s securities.

(b)           Selection of Participants.  The Committee shall select the Employees, Consultants and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of shares of Stock subject to each Grant.

Section 7.              Options

(a)           General Requirements.  The Committee may grant Options to any Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

(b)           Number of Shares.  The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(c)           Type of Option and Price.

(i)            The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options.  Incentive Stock Options may be granted only to Employees of New Horizons or its Parent or Subsidiaries.  Nonqualified Stock Options may be granted to Employees, Consultants and Non-Employee Directors.

(ii)           The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of New Horizons or any Parent or Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d)           Option Term.  The Committee shall determine the term of each Option.  The term of an Option shall not exceed ten years from the Date of Grant.  However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of New Horizons, or any Parent or Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(e)           Exercisability of Options.  Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f)            Termination of Employment or Service.  Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by, or providing service to, the Company.  The Committee shall specify in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g)           Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to New Horizons or its designated agent.  The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified or cashier’s check; (ii) with the approval of the Committee, by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price; (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law; or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law.  Shares of Stock used to exercise an Option pursuant to subsection (ii) shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to New Horizons with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

(h)           Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of New Horizons or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

Section 8.              SARs

(a)           General Requirements.  The Committee may grant SARs to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(b)           Terms of SARs.  The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option).  Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option.  The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(c)           Base Amount.  The Committee shall establish the base amount of the SAR at the time the SAR is granted; provided, however, that the base amount shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(d)           Payment With Respect to SARs.  The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Committee deems appropriate.  For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR.  If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e)           Requirement of Employment or Service.  The Committee shall determine in the Grant Letter under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

Section 9.              Stock Units

(a)           General Requirements.  The Committee may grant Stock Units to any Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9.  Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock.  All Stock Units shall be credited to accounts on New Horizons’s records for purposes of the Plan.

(b)           Terms of Stock Units.  The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances.  Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units; provided, however, that no performance-based Stock Units shall vest earlier than one year after the date of grant and no time-based Stock Units shall fully vest over a period that is less than three years after the date of grant.

(c)           Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee.  The Grant Letter shall specify the maximum number of shares that shall be paid under the Stock Units.

(d)           Requirement of Employment or Service.  The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

Section 10.            Performance Shares

(a)           General Requirements.  The Committee may grant Performance Shares to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10.  Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met.  All Performance Shares shall be credited to accounts on New Horizons’s records for purposes of the Plan.

(b)           Terms of Performance Shares.  The Committee shall establish the performance goals and other conditions for payment of Performance Shares.  Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares; provided, however, that no Performance Shares shall vest earlier than one year after the date of grant.

(c)           Payment With Respect to Performance Shares.  Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee.  The Committee shall establish in the Grant Letter a target amount to be paid under a Performance Share based on achievement of the performance goals.

(d)           Requirement of Employment or Service.  The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

Section 11.            Stock Awards

(a)           General Requirements.  The Committee may issue or transfer shares of Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11.  Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals; provided, however, that no performance-based Stock Awards shall vest earlier than one year after the date of grant and no time-based Stock Awards shall fully vest over a period that is less than three years after the date of grant.

(b)           Number of Shares.  The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c)           Requirement of Employment or Service.  The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d)           Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 16.  Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)           Right to Vote and to Receive Dividends.  Unless the Committee determines otherwise, the Participant shall have the right to vote shares subject to Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.  The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

Section 12.            Other Stock-Based Awards

The Committee may grant other awards that are cash-based or based on, measured by or payable in Stock to Employees, Consultants or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 12.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Letter.

Section 13.            Qualified Performance-Based Compensation

(a)           Designation as Qualified Performance-Based Compensation.  The Committee may determine that Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code.  The provisions of this Section 13 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.  To the extent that Grants of Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b)           Performance Goals.  When Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met; (ii) the period during which performance will be measured; (iii) the maximum amounts that may be paid if the performance goals are met; and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.”  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c)           Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria:  Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost goals, or goals relating to acquisitions or divestitures.  The performance goals may relate to the Participant’s business unit or the performance of New Horizons, a Subsidiary, or New Horizons and its Subsidiaries as a whole, or any combination of the foregoing.  Performance goals need not be uniform as among Participants.

(d)           Timing of Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e)           Certification of Results.  The Committee shall certify and announce the results for the performance period to all Participants after New Horizons announces New Horizons’s financial results for the performance period.  The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Letter.

(f)            Death, Disability or Other Circumstances.  The Committee may provide in the Grant Letter that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

Section 14.            Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant.  The Committee shall establish rules and procedures for such deferrals, which shall be consistent with the requirements of section 409A of the Code and the corresponding Treasury regulations and rulings.

Section 15.            Withholding of Taxes

(a)           Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  New Horizons may (i) require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or (ii) deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)           Election to Withhold Shares.  If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.  In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to New Horizons shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to New Horizons.  The elections described in this subsection (b) must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

Section 16.            Transferability of Grants

(a)           In General.  Except as provided in this Section 16, only the Participant may exercise rights under a Grant during the Participant’s lifetime.  A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order.  When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan.  A Successor Participant must furnish proof satisfactory to New Horizons of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)           Transfer of Nonqualified Stock Options.  Notwithstanding the foregoing, the Committee may provide in a Grant Letter that a Participant may transfer Nonqualified Stock Options to family members or other persons or entities, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

Section 17.            Consequences of a Change in Control

(a)           Assumption of Grants.  Upon a Change in Control where New Horizons is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(b)           Acceleration of Exercisability/Vesting.  In the event of a Change in Control, Grants will automatically become fully exercisable and/or vested, as applicable, but only with respect to those Participants who, in the good faith determination and sole discretion of the Committee, are likely to have their relationship with the Company or a successor to the Company terminated (including a constructive termination through a significant decrease in authority, responsibility or overall total compensation) as a result of such Change in Control.  This subsection (b) shall be in addition to, and not in lieu of, the actions the Committee may take pursuant to subsection (c) below.

(c)           Other Alternatives.  Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part; (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part; (iii) provide that Participants holding outstanding Performance Shares shall receive payment, in whole or in part, in settlement of such Performance Shares, in an amount determined by the Committee, based on the Participant’s target payment for the performance period and the portion of the performance period that precedes the Change in Control; (iv) determine that outstanding Stock Units shall become payable, in whole or in part, in cash, Stock or other property in an amount not less than their target amount, as determined by the Committee; (v) provide that Other Stock-Based Awards shall become fully payable, in whole or in part, in cash, Stock or other property, in amounts determined by the Committee; (vi) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by New Horizons, in cash, Stock or other property, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of the SARs, as applicable; (vii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; and (viii) with respect to Participants holding Stock Units, Performance Shares or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Shares or Other Stock-Based Awards, in such amount and form as may be determined by the Committee.  Such acceleration, surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

Section 18.            Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 19.            Amendment and Termination of the Plan

(a)           Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of New Horizons if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.  No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 20(b) below.

(b)           No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, without the prior approval of New Horizons’s stockholders, no Grant under the Plan may be repriced, replaced, regranted through cancellation or modified if the effect would be to reduce the exercise price for the shares underlying such Grant; provided, however, that the foregoing shall not apply to any adjustment made to a Grant pursuant to Section 5(d) of the Plan.  In addition, without the prior approval of New Horizons’s stockholders, the Committee may not cancel an outstanding Grant that is underwater for the purpose of granting a replacement Grant of a different type.

(c)           Stockholder Approval for “Qualified Performance-Based Compensation.”  If Stock Units, Performance Shares, Stock Awards or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 13 above, the Plan must be reapproved by New Horizons’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 13, if additional Grants are to be made under Section 13 and if required by section 162(m) of the Code or the regulations thereunder.

(d)           Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

Section 20.            Miscellaneous

(a)           Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of New Horizons to grant stock options or make other awards outside of this Plan.  Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving New Horizons in substitution for a grant made by such corporation.  The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives.  The Committee shall prescribe the provisions of the substitute Grants.

(b)           Compliance with Law.  The Plan, the exercise of Options and the obligations of New Horizons to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of New Horizons that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of New Horizons that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)           Enforceability.  The Plan shall be binding upon and enforceable against New Horizons and its successors and assigns.

(d)           Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  Neither New Horizons nor any other Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between New Horizons or any other Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of New Horizons or any other Company.  To the extent that any person acquires a right to receive payment from New Horizons hereunder, such right shall be no greater than the right of any unsecured general creditor of New Horizons.

(e)           Rights of Participants.  Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f)            No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)           Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)           Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

APPENDIX NUMBER A-1

PROXY FOR HOLDERS OF COMMON STOCK

NEW HORIZONS WORLDWIDE, INC.

1900 S. STATE COLLEGE BLVD., SUITE 650, ANAHEIM, CALIFORNIA 92806

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a holder of shares of the Common Stock of New Horizons Worldwide, Inc. (the “Company”), hereby appoints                                and                               , and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at                                on                               ,                               , 2007, at             p.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company’s Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

☒ Please mark votes as in this example.

1.             The approval of an amendment to the New Horizons Worldwide, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 32,000,000 shares, of which 30,000,000 shares shall be common stock and 2,000,000 shares shall be preferred stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.             The approval of an amendment to the New Horizons Worldwide, Inc. Restated Certificate of Incorporation to eliminate the multiple classes of directors on the Board of Directors so that all directors will be elected annually.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.             The election of four directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal.

Nominees:       (01) Curtis Lee Smith, Jr., (02) Mark A. Miller, (03) William H. Heller and (04) Richard L. Osborne

	FOR	WITHHELD

01 Curtis Lee Smith, Jr.	☐	☐

02 Mark A. Miller	☐	☐

03 William H. Heller	☐	☐

04 Richard L. Osborne	☐	☐

4.             The approval of the New Horizons Worldwide, Inc. 2007 Omnibus Equity Compensation Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.             Ratification of the appointment by the Board of Directors of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent accountants for our fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder.  If the stockholder gives no direction, the proxy will be voted “FOR” both nominees for director, “FOR” Proposals 2 and 3, and in the proxies’ discretion on any other matters to come before the meeting.

Signature:	Signature:

Title:	Title:

Date:	Date:

The undersigned hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy.  If more than one person owns the shares, each owner should sign.  If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title.  If you are signing this proxy on behalf of a corporation, please include your title.

APPENDIX NUMBER A-2

PROXY FOR HOLDERS OF SERIES B PREFERRED STOCK

NEW HORIZONS WORLDWIDE, INC.

1900 S. STATE COLLEGE BLVD., SUITE 650, ANAHEIM, CALIFORNIA 92806

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a holder of shares of the Series B Preferred Stock of New Horizons Worldwide, Inc. (the “Company”), hereby appoints                              and                             , and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at                              on                             ,                             , 2007, at             p.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company’s Series B Preferred Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

☒ Please mark votes as in this example.

1.             The approval of an amendment to the New Horizons Worldwide, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 32,000,000 shares, of which 30,000,000 shares shall be common stock and 2,000,000 shares shall be preferred stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.             The approval of an amendment to the New Horizons Worldwide, Inc. Restated Certificate of Incorporation to eliminate the multiple classes of directors on the Board of Directors so that all directors will be elected annually.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.             The election of three directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal.

Nominees:    (01) Alwaleed Aldryaan, (02) Donald W. Hughes and (03) David L. Warnock

	FOR	WITHHELD

01 Alwaleed Aldryaan	☐	☐

02 Donald W. Hughes	☐	☐

03 David L. Warnock	☐	☐

4.             The approval of the New Horizons Worldwide, Inc. 2007 Omnibus Equity Compensation Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.             Ratification of the appointment by the Board of Directors of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent accountants for our fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder.  If the stockholder gives no direction, the proxy will be voted “FOR” both nominees for director, “FOR” Proposals 2 and 3, and in the proxies’ discretion on any other matters to come before the meeting.

Signature:	Signature:

Title:	Title:

Date:	Date:

The undersigned hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy.  If more than one person owns the shares, each owner should sign.  If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title.  If you are signing this proxy on behalf of a corporation, please include your title.

APPENDIX NUMBER A-3

PROXY FOR HOLDERS OF SERIES C PREFERRED STOCK

NEW HORIZONS WORLDWIDE, INC.

1900 S. STATE COLLEGE BLVD., SUITE 650, ANAHEIM, CALIFORNIA 92806

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a holder of shares of the Series C Preferred Stock of New Horizons Worldwide, Inc. (the “Company”), hereby appoints                               and                              , and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at                               on                              ,                              , 2007, at              p.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company’s Series C Preferred Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

☒ Please mark votes as in this example.

1.             The approval of an amendment to the New Horizons Worldwide, Inc. Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 32,000,000 shares, of which 30,000,000 shares shall be common stock and 2,000,000 shares shall be preferred stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.             The approval of an amendment to the New Horizons Worldwide, Inc. Restated Certificate of Incorporation to eliminate the multiple classes of directors on the Board of Directors so that all directors will be elected annually.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.             The election of two directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal.

Nominees:    (01) Andrew Jacob and (02) Robert Orley

	FOR	WITHHELD

01 Andrew Jacob	☐	☐

02 Robert Orley	☐	☐

4.             The approval of the New Horizons Worldwide, Inc. 2007 Omnibus Equity Compensation Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.             Ratification of the appointment by the Board of Directors of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent accountants for our fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder.  If the stockholder gives no direction, the proxy will be voted “FOR” both nominees for director, “FOR” Proposals 2 and 3, and in the proxies’ discretion on any other matters to come before the meeting.

Signature:	Signature:

Title:	Title:

Date:	Date:

The undersigned hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this proxy.  If more than one person owns the shares, each owner should sign.  If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title.  If you are signing this proxy on behalf of a corporation, please include your title.